UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2009

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799 (Zip Code)
(Address of principal executive offices)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2009, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) adopted the Amgen Inc. 2009 Equity Incentive Plan (the “2009 Plan”), subject to stockholder approval of the 2009 Plan at the Company’s upcoming Annual Meeting of Stockholders on May 6, 2009. The 2009 Plan is intended to replace the Company’s existing equity award plans, which will be terminated as to future grants effective as of stockholder approval of the 2009 Plan. With the adoption of the 2009 Plan to replace the Company’s existing equity award plans, a new form of long-term incentive equity award program (the Amgen Inc. 2009 Performance Award Program or the “2009 Performance Program”) that implements the 2009 Plan and is substantially similar to the existing long-term incentive equity award program was approved by the Compensation and Management Development Committee (the “Committee”) of the Board (conditioned upon stockholder approval of the 2009 Plan). Like the Company’s current long-term incentive equity award program, the 2009 Performance Program is designed to focus executives on delivering value to stockholders, with the awards under such performance program being denominated in performance units.

In order to qualify the grants of performance units for the 2009-2011 performance period commencing January 1, 2009 and ending December 31, 2011 (the “2009-2011 Performance Period”) as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee also determined that the performance units granted for the 2009-2011 Performance Period should be granted under the 2009 Performance Program, implementing the 2009 Plan and subject to stockholder approval of the 2009 Plan. As a result, on March 3, 2009, conditioned upon stockholder approval of the 2009 Plan, the Committee adopted and approved the 2009 Performance Award Program and approved the terms of the goals for the 2009-2011 Performance Period and the grant of performance units for such period under the 2009 Performance Program. The goals for the 2009-2011 Performance Period have been modified from those of the 2008-2010 performance period under the Company’s existing long-term incentive equity award program as described below.

Also, on March 3, 2009, the Committee approved the 2008 annual cash incentive awards for executives under the Amgen Inc. Executive Incentive Plan (the “EIP”) and continued the performance goal (adjusted net income) and maximum awards parameters under the EIP for 2009 as in place for 2008. A description of the 2008 awards follows below.

2009—2011 Performance Period Goals under the 2009 Performance Program

On March 3, 2009, the Committee adopted changes to the goals for the 2009-2011 Performance Period under the 2009 Performance Program in two areas. The first was to adopt the one-year financial performance measures of revenue and adjusted earnings per share (“EPS”), as defined, weighted equally, from the 2009 Company goals under the Company’s Global Management Incentive Plan (“GMIP”) as the performance goals for the 2009-2011 Performance Period of the 2009 Performance Program. The second change was to modify the award resulting from the Company’s performance against these performance goals up or down using a three-year comparative compound annual total stockholder return (“TSR”) multiplier based on the ranking of the three-year Company TSR compared to the TSRs of a comparator group of other large companies in our industry. The TSR design continues to require that payouts earned based on Company financial performance be reduced in the event of below-target TSR performance.

The Company’s one-year performance against targeted revenue and adjusted EPS for 2009 will be determined by the Committee at the end of fiscal 2009 and expressed as a combined percentage of performance against target, ranging from 0% to 125% (or 0% to 62.5% per financial measure). The three-year comparative compound annual TSR multiplier is determined by the Committee after the end of the 2009-2011 Performance Period and is likewise expressed as a percentage, ranging from 50% to 160%. The combined percentage derived from the financial performance measures and the three-year comparative compound annual TSR multiplier are multiplied to determine the percentage of performance units that will be awarded. As a result, the maximum number of performance units that may be earned based on the Company’s financial measures and the three-year comparative compound annual TSR multiplier equals 200% of the performance units granted for the 2009-2011 Performance Period. Each performance unit earned entitles the participant to one share of the Company’s Common Stock.

The Committee approved the grant of performance units set forth on the following table for the 2009-2011 Performance Period under the 2009 Performance Program, that implements the 2009 Plan, to the Company’s named executive officers, which awards were conditioned upon the approval of the 2009 Plan by the Company’s stockholders at the upcoming Annual Meeting of Stockholders.

2009 Performance Program—Performance Units Granted

Name	2009-2011 Performance Period Performance Units
Kevin Sharer	73,000
Fabrizio Bonanni	24,000
Robert Bradway	24,000
George Morrow	24,000
Roger Perlmutter	24,000

Terms regarding the effect on the awards under the 2009 Performance Program and the 2009-2011 Performance Period goals of a participant’s termination of employment with the Company, including terminations by retirement, death or disability, and the effects of a change in control on the awards under the 2009 Performance Program, are substantially similar to the terms provided for under the Company’s existing long-term incentive equity award program.

It is the Company’s intent that the performance unit awards under the 2009 Performance Program satisfy any applicable requirements of performance-based compensation within the meaning of Section 162(m) of the Code. Thus, in the event the Company’s stockholders fail to approve 2009 Plan, the performance unit awards granted under the 2009 Performance Program will be canceled and become null and void.

EIP Awards

The Company has established the EIP annual cash incentive award program for certain executive officers and the Company intends that EIP awards will satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Payouts under the EIP are subject to maximum awards established by the Committee for the executive officers annually in March based upon the adjusted net income of the Company (for 2008, the “2008 Maximum Awards”). The EIP permits the Committee to use its discretion, which is referred to as “negative”, because the Committee may decide to award a participant less than their respective 2008 Maximum Award, but not more. Since the EIP’s inception, in the exercise of its discretion under the plan, the Committee has followed a practice of determining actual award amounts relative to attainment of the same objective pre-established Company goals and targets applicable to participants in the Company’s GMIP, which is offered to selected executives other than the Company’s named executive officers. These Company goals are determined by the Committee annually.

On March 3, 2009, pursuant to the terms of the EIP, the Committee (i) certified the attainment of the performance goal established for the 2008 performance period, and (ii) exercised its negative discretion to approve the payout of an amount in March 2009 for each of the Company’s named executive officers based on the 2008 performance of the Company and the executive, which amount in each case was less than the participant’s 2008 Maximum Award.

The Company’s 2008 performance as compared to the GMIP Company goals used in awarding amounts under the GMIP yielded a composite score of approximately 179% of target performance for 2008, representing a significant increase from the 2007 GMIP composite score of approximately 118%. In 2008, the Company achieved approximately 183% performance against target for delivering financially (revenue growth and adjusted earnings per share growth) and approximately 172% performance against target for delivering the best pipeline. The awards granted to Messrs. Sharer and Morrow, and Dr. Perlmutter were consistent with the 2008 GMIP composite score of approximately 179% multiplied by their target annual cash incentive awards (the “GMIP Calculated Amount”). In order to fully recognize their contributions to the Company’s 2008 performance in their respective roles, the Committee chose to grant awards to Mr. Bradway and Dr. Bonanni that were approximately 13% and 12% (respectively) above their GMIP Calculated Amounts.

The 2008 EIP approved awards authorized by the Committee for payment for each named executive officer are:

Name	EIP Award ($)
Kevin Sharer	$3,875,000
Fabrizio Bonanni	$1,100,000
Robert Bradway	$1,200,000
George Morrow	$1,290,000
Roger Perlmutter	$1,220,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 9, 2009	By:	/s/ Brian McNamee
	Name:	Brian McNamee
	Title:	Senior Vice President, Human Resources

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